SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 11, 2004
(Date of Report)

CACI International Inc
(Exact name of registrant as specified in its Charter)

Delaware	0-8401	54-1345899
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 N. Glebe Road
Arlington, Virginia 22201
(Address of principal executive offices)(ZIP code)

(703) 841-7800
(Registrant's telephone number, including area code)

ITEM 5:    OTHER EVENTS AND REGULATION FD DISCLOSURE

On March 10, 2004, CACI International Inc announced that it had signed an agreement for the purchase of the Defense and Intelligence Group of American Management Systems, Incorporated (Naxdaq: AMSY). In a related transaction, CGI Group, Inc. (NYSE: GIB / TSX: GIB.A) announced a cash tender offer for the shares of American Management Systems, through which CGI will acquire the remaining businesses of AMS. The closing of each transaciton is conditioned upon the closing of the other and also subject to governmental approvals

A copy of the Registrant's press release announcing CACI's execution of an agreement for the purchase of the Defense and Intelligence Group of American Management Systems, Incorporated is attached as Exhibit 99 to this current report on Form 8-K.

EXHIBITS

Exhibit Number

99	Press Release dated March 10, 2004, announcing execution of an asset purchase agreement to acquire the Defense and Intelligence Group of American Management Systems, Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Registrant

By:	/s/ Jeffrey P. Elefante

Jeffrey P. Elefante Executive Vice President, General Counsel and Secretary